UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 3, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on January 4, 2007, DOR BioPharma, Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”), pursuant to which the parties entered into negotiations regarding a possible business transaction or strategic alliance involving the Company’s lead product, orBec® (oral beclomethasone dipropionate), and potentially other Company pipeline compounds. As part of the Letter of Intent, Sigma-Tau contributed $2 million in cash to the Company as an advance on future payments that may be due under a commercialization arrangement between the parties.

Until the Letter of Intent was amended on May 3, 2007, the Company was obligated to return the $2 million to Sigma-Tau by April 30, 2007. Under the May 3, 2007 letter agreement between the parties, the Company now has until May 31, 2007 to return such funds to Sigma-Tau. All other terms of the Letter of Intent remain in effect.

The Company and Sigma-Tau are continuing their discussions concerning a potential sublicense granting Sigma-Tau the right to sell orBec® in Europe.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

10.1 Letter dated May 3, 2007 between DOR BioPharma, Inc. and Sigma-Tau Pharmaceuticals, Inc.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/ Christopher J. Schaber
Name: Christopher J. Schaber
Title: Chief Executive Officer

Date: May 4, 2007

EXHIBIT INDEX

Exhibit  No. Description

10.1  Letter dated May 3, 2007 between DOR BioPharma, Inc. and Sigma-Tau Pharmaceuticals, Inc.